[SWVA BANCSHARES, INC. LETTERHEAD]

                                  NEWS RELEASE

SWVA Bancshares, Inc.                     Subject:    Annual Meeting of
302 Second St., SW                                    Stockholders
Roanoke, VA 24011-1597

                                          Contact:    B. L. Rakes
                                                      President
                                                      (540) 343-0135

                                          October 23, 1996

FOR IMMEDIATE RELEASE
---------------------

Roanoke, Virginia -- (NDQS "pink sheets" trading symbol: SWVB)

SWVA Bancshares, Inc., the parent savings and loan holding company of Southwest Virginia Savings Bank, FSB, Roanoke, Virginia, announced that its 1996 Annual Meeting of Stockholders was held today. At the meeting, James H. Brock, Glen C. Combs, and Michael M. Kessler were elected as directors. Stockholders also ratified the appointment of Cherry Bekaert & Holland L.L.P., as auditors for the Company for the June 30, 1997 fiscal year.

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